UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 31, 2014

OMNICOMM SYSTEMS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

000-25203	11-3349762
(Commission File Number)	(IRS Employer Identification No.)

2101 W. Commercial Blvd. Suite 3500, Ft. Lauderdale, FL	33309
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (954) 473-1254

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07   Submission of Matters to a Vote of Security Holders.

OmniComm Systems, Inc. (the “Company”, “we”, or “our”) held its Annual Meeting of Stockholders in Ft. Lauderdale, Florida on July 31, 2014.  Stockholders voted on the following three proposals, which are described in detail in the Company’s proxy statement dated June 27, 2014:

1.	To elect five Directors to the Board of Directors to serve for one-year terms or until their successors shall be elected and qualified.

2.	To ratify the appointment of Liggett, Vogt & Webb P.A., formerly known as Webb & Company, P.A. as our independent registered public accounting firm for the fiscal year ending December 31, 2014.

3.	A non-binding advisory vote on executive compensation.

With a majority of the outstanding shares voting either by proxy or in person, our stockholders approved all three proposals, with voting as follows:

Proposal 1:

Election of Directors

	For	Against	Abstain
Randall G. Smith	134,900,527	128,134	-
Cornelis F. Wit	134,861,979	166,682	-
Robert C. Schweitzer	134,988,837	39,824	-
Dr. Adam F. Cohen	134,900,527	128,134	-
Dr. Gary A. Shangold	135,008,924	19,737	-

Proposal 2:

To ratify the appointment of Liggett, Vogt & Webb P.A., formerly known as Webb & Company, as our independent registered public accounting firm for the fiscal year ending December 31, 2014.

Shares For	Shares Against	Abstain	Broker Non-Vote

154,558,986	5,000	13,502	0

Proposal 3:

Non-binding advisory vote on executive compensation.

Shares For	Shares Against	Abstain	Broker Non-Vote

135,002,341	24,320	2,000	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OmniComm Systems, Inc.

Date: August 1, 2014	By:	/s/ Thomas E. Vickers
Thomas E. Vickers
Chief Accounting and Financial Officer